EXHIBIT 10.1

AMENDMENT TO STOCK APPRECIATION RIGHTS AGREEMENTS
This Amendment to Stock Appreciation Rights Agreements is entered into effective as of June 11, 2020, by and between DaVita Inc., a Delaware corporation (the “Company”), and William L. Roper, M.D. (the “Grantee”).
WHEREAS, as part of the Grantee’s annual compensation from the Company for his service as a non-employee member of the Board of Directors (the “Board”) of the Company, and pursuant to the Company’s 2011 Incentive Award Plan (the “Plan”), the Company granted to Grantee each of the Stock-Settled Stock Appreciation Rights (“SSARs”) awards set forth below (collectively, the “SSAR Grants”):

Grant Date	Number of SSARs Base Shares	Roper SSAR Amended Expiration Date
June 20, 2016	5,015	June 20, 2021
June 16, 2017	7,178	June 16, 2022
May 15, 2018	7,165	May 15, 2023
WHEREAS, the Company and Grantee entered into Stock-Settled Stock Appreciation Rights Agreements, dated as of June 20, 2016, June 16, 2017 and May 15, 2018, respectively (collectively, the “SSAR Agreements”), that set forth the terms and conditions applicable to the SSAR Grants;
WHEREAS, pursuant to Section 13.1 of the Plan, the Board serves as “Administrator” of the Plan with respect to awards granted to Non-Employee Directors (as defined in the Plan);
WHEREAS, pursuant to Section 13.4 of the Plan, the “Administrator” has the authority, within its sole discretion, to determine the terms and conditions of awards, including the extension of the time that Grantee otherwise would have had to exercise the awards;
WHEREAS, by resolutions adopted by the Board on March 11, 2020, the Board revised the SSAR Grants to provide that rather than having three (3) months from Termination of Service (as defined in the Plan) within which the Grantee must exercise the SSARs, Grantee would be able to exercise the SSARs at any time up until the original expiration dates of the SSAR Grants; and
WHEREAS, in order to have the SSAR Agreements be consistent with and reflect the action taken by the Board, the Company and Grantee desire to amend the SSAR Agreements pursuant to Section 11 of each SSAR Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	The parties acknowledge that prior to the amendment contemplated herein, the language of Section 2(b) of each of the respective SSAR Agreements reads as follows:
(b)    This SAR shall expire and cease to be exercisable on the earlier to occur of:

(i)	the Expiration Date,

(ii)
the date which is three (3) months after the date on which the Grantee's membership on the Board of Directors of the Company terminates unless such termination is the result of Grantee's death (or Grantee dies during the three (3) month period following the termination of his or her membership on the Board of Directors of the Company) or Grantee was disabled (within the meaning of Section 22(e)(3) of the Code) at the time of such termination of membership on the Board of Directors of the Company, or

(iii)
the date which is one (1) year from the date of termination of Grantee's membership on the Board of Directors if such termination is the result of Grantee's death (or Grantee dies during the three (3) month period following the termination of his or her membership on the Board of Directors of the Company) or Grantee was disabled (within the meaning of Section 22(e)(3) of the Code) at the time of such termination of membership on the Board of Directors.

(iv)	Notwithstanding the foregoing, the SAR shall terminate no later than the Expiration Date, regardless of whether or not Grantee remains a member of the Board of Directors of the Company.

2.
The parties agree that each of the respective SSAR Agreements shall be amended such that after the amendment, the language of Section 2(b) of each of the respective SSAR Agreements shall read in its entirety as follows:

“(b)    This SAR shall expire and cease to be exercisable on the Expiration Date.”
For the avoidance of doubt, the Expiration Dates as defined in the SSAR Agreements for the 2016, 2017 and 2018 SSAR Grants, respectively, are June 20, 2021, June 16, 2022 and May 15, 2023.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Stock Appreciation Rights Agreements.

DAVITA INC.

BY:	/s/ CHETAN P. MEHTA
Chetan P. Mehta
Group Vice President, Finance

GRANTEE

BY:	/s/ WILLIAM L. ROPER
William L. Roper, M.D.